Exhibit 10.2

Certain identified information has been excluded from this exhibit because it is not material and is the type that the registrant treats as private or confidential. The registrant has omitted such information pursuant to Item 601(b)(10) of Regulation S‑K, and such information is marked with [***] where it has been omitted.
《Super One 车型面向量产工程服务协议》补充协议
Supplemental Agreement to Super One Model Mass Production-Oriented Engineering Services Agreement
本《<Super One车型面向量产工程服务协议>补充协议》（以下称“补充协议”）由以下双方：（1）GlobeX AI Hong Kong Holding Limited（“GX”），一家根据中国香港法律正式成立并存续的公司，地址为***（“合作伙伴”或“寰宙”），一家根据中国法律正式成立并存续的有限公司，其主要营业地位于***，于签署页最后签署日期（“生效日”）签订。

GX与合作伙伴在本补充协议中分别称为“一方”，合称为“双方”。
This Supplemental Agreement to Super One Model Mass Production-Oriented Engineering Services Agreement (the " Supplemental Agreement ") is entered into as of the last date set forth on the signature page (the "Effective Date") by and between:
(1) GlobeX AI Hong Kong Holding Limited, a limited company duly incorporated and existing under the laws of the Hong Kong Special Administrative Region of the People's Republic of China, located at *** (“GX”), and
(2) Hebei Huanzhou Automobile Sales Co., Ltd, a limited company duly incorporated and existing under the laws of People's Republic of China, located at *** (the “Partner” or “Huanzhou”) (collectively, the “Parties” and individually, “Party”).

鉴于WHEREAS:
1.双方于2026年2月4日签署《Super One车型面向量产工程服务协议》及附件1《项目工作说明书》、附件2《Super One车型面向量产工程服务协议项下合作车型开发报价单》（以下统称“工程服务协议”，GX合同编号***，合作伙伴合同编号HZ-***），《知识产权主体授权确认函》（GX合同编号***）（上述文件统称“原协议”）。

The Parties entered into the Super One Model Mass Production-Oriented Engineering Services Agreement and its Appendix 1 Statement of Work for Program, Appendix 2 Quotation Agreement for Cooperative Model Development under Super One Model Mass Production-Oriented Engineering Services Agreement on February 4, 2026 (collectively referred to as the "Engineering Services Agreement", with GX contract number FFCN-***and Partner contract number ***), as well as the Intellectual Property Licensees Identity Confirmation Letter (GX contract number ***) (collectively referred to as the "Original Agreements").
2.GX因其自身商业安排及汽车产品力提升目的而提议暂停原协议的履行，且合作伙伴对此表示认可。
GX proposes to suspend the performance of the Original Agreements due to its own commercial arrangements and for the purpose of enhancing the competitiveness of its automotive products, and the Partner agrees to such suspension.
3.双方希望依据本补充协议所列条款与条件，在不影响原协议项下已产生的权利、义务及暂停前的债权债务的前提下，自2026年4月3日（简称“暂停日”）起，暂停原协议的后续履行。
The Parties intend to suspend the further performance of the Original Agreements from April 3, 2026(the “Suspension Date”), under the terms and conditions set forth herein, without prejudice to the rights and obligations accrued under the Original Agreements and the claims and debts existing prior to such suspension.

因此，基于双方在本补充协议中所达成的一致，并意在受法律约束，双方兹达成如下补充协议内容：
NOW THEREFORE, based on the mutual agreement reached by the Parties in this Supplemental Agreement and with the intention of being legally bound, the Parties hereby agree as follows:

1.原协议暂停履行Suspension of the Original Agreements

1.1双方协商一致同意，自暂停日起，原协议项下所有开发、测试及工程服务（具体范畴以及工作以《项目工作说明书》为准）全部暂停执行。原协议暂停期间，双方应中止继续履行原协议项下的开发进度、里程碑义务及相关配合事项。
The Parties mutually agree that, as of the Suspension Date, all development, testing and engineering services under the Original Agreements (the specific scope and work shall be subject to the Statement of Work for Program) shall be fully suspended. During the suspension period of the Original Agreements, the Parties shall discontinue further performance of the development progress, milestone obligations and related cooperation matters under the Original Agreements.
1.2《知识产权主体授权确认函》项下双方的权利和义务同步暂停，保密义务除外。原协议暂停期间，合作伙伴暂停向确认函中GX及其指定关联方做出任何知识产权授权。双方确认，原协议暂停期间，原协议项下的技术开发活动已暂停，因此不产生新的背景知识产权和前景知识产权。原协议暂停期间，任何一方独立完成或与第三方合作完成的成果，其相关权利归该方独立享有，另一方对此不享有任何权利、许可或优先权。原协议暂停期间，合作伙伴已经授权GX使用的任何背景知识产权（如有），GX应自暂停日立即暂停使用。
The rights and obligations of the Parties under the Intellectual Property Licensees Identity Confirmation Letter shall also be suspended simultaneously, except for the confidentiality obligations. During the suspension period of the Original Agreements, the Partner shall suspend any intellectual property license to GX and its designated affiliates under the confirmation letter. The Parties confirm that, during the suspension period of the Original Agreements, technology development activities under the Original Agreements have been suspended, and therefore no new background intellectual property or foreground intellectual property will be generated. During the suspension period of the Original Agreements, any achievements independently completed by either Party or completed in cooperation with a third Party shall be owned solely by that Party, and the other Party shall have no rights, licenses or right of priority with respect thereto. During the suspension period of the Original Agreements, if any background intellectual property (if any) has been licensed by the Partner to GX,

GX shall immediately suspend using such intellectual property as of the Suspension Date.
1.3本补充协议项下的“暂停”系双方基于工程服务协议一致达成的安排。除本补充协议明确约定暂停或修改的内容外，原协议其余条款均应继续有效。特别地，原协议第4条独立承包商地位、分包商，5条保密信息，第10条期限、终止，第11条期满或终止的效力，第12条责任、补偿，第14条中为双方设定的义务不应暂停，双方应继续恪守执行。
The suspension under this Supplemental Agreement refers to an arrangement mutually agreed upon by the Parties based on the Engineering Services Agreement. Except for the matters expressly suspended or modified under this Supplemental Agreement, all other provisions of the Original Agreements shall remain in full force and effect. In particular, the following provisions under the Original Agreements shall not be suspended and the Parties shall continue to abide by and perform them: Section 4 (Independent Contractor Status, Subcontractors), Section 5 (Confidential Information), Section 10 (Term, Termination), Section 11 (Effect of Expiration or Termination), Section 12 (Liabilities, Indemnities), and the obligations imposed on both parties under Section 14.
1.4双方一致同意，截止暂停日GX已经支付的预付款3,100万人民币按照原协议附件2报价协议第3条约定做如下处理：3,100万人民币合作伙伴不予退还。GX确认该款项独立于本补充协议第1.5条项下的债务，不得进行任何形式的抵扣或对冲。GX确认在此不可撤销地放弃就该等款项向合作伙伴提出任何形式的追偿、返还、抵扣、重新计算或不当得利主张的权利。
The Parties mutually agree that the advance payment of CNY 31 million already made by GX as of the Suspension Date shall be handled in accordance with Section 3 of the Quotation Agreement (Appendix 2 to the Original Agreement) as follows: the CNY 31 million shall not be refunded by the Partner. GX confirms that such amount is independent of the debts under Section 1.5 of this Supplemental Agreement and shall not be subject to any form of deduction or set-off.. GX hereby irrevocably waives any right to claim recovery, refund, set-of, re-calculation or unjust enrichment against the Partner with respect to such amount.

1.5双方一致同意，截止暂停日，GX在原协议下已经到期应支付款项11,600万元人民币，实际支付3,100万元，到期应付未付款项共计人民币8,500.98万元（包括已到期未付本金8,500万元及利息9,800元，下称“到期未付款项”）。原协议的暂停履行不免除GX继续支付到期未付款项的义务。但合作伙伴同意，在原协议暂停履行期间，上述到期未付款项不再继续计收利息。
The Parties mutually agree that, as of the Suspension Date, the total amount due and payable by GX under the Original Agreement is CNY 116 million, of which CNY 31 million has been actually paid, and the overdue and unpaid amount is CNY 85,009,800 (including CNY 85 million in overdue principal and CNY 9,800 in interest, hereinafter referred to as the "Overdue Amount"). The suspension of the Original Agreement shall not relieve GX of its obligation to continue paying the Overdue Amount. However, the Partner agrees that, during the suspension period of the Original Agreement, no further interest shall accrue on the Overdue Amount.
1.6双方一致同意，自暂停日，因项目暂停，除本补充协议第1.5约定的款项外，项目暂停期间GX无需再向合作伙伴支付项目剩余款项50,400万元，且不计算其他相关费用。项目暂停期间，双方各自产生的费用由各自承担，任何一方不得向另一方主张索赔或补偿。
The Parties mutually agree that, as of the Suspension Date, due to the suspension of the project, GX shall not be required to pay the remaining project balance of CNY 504 million to the Partner during the suspension period, except for the amounts set forth in Section 1.5 of this Supplemental Agreement, and no other related fees shall be calculated. During the suspension period, any costs incurred by each Party shall be borne by such Party individually, and neither Party shall assert any claim or compensation against the other Party.
1.7双方一致同意，原协议暂停非因合作伙伴过错或过失造成。依据原协议约定，合作伙伴无需向GX交付任何有形或者无形交付物，亦无须向GX授权任何形式的知识产权许可。原协议暂停前已经完成内容，在原协议《项目工作说明书》内容不发生变化的情况下，若双方继续履行原协议，则不再重复计费。
The Parties mutually agree that the suspension of the Original Agreements is not caused by any fault or negligence of the Partner. Pursuant to the Original Agreement, the

Partner is not required to deliver any tangible or intangible deliverables to GX, nor is it required to grant any form of intellectual property license to GX. The completed work content prior to the suspension shall not be charged repeatedly when the Parties resume performance of the Original Agreement, provided that the content of the Statement of Work for Program under the Original Agreements does not change.
1.8双方一致同意，原协议暂停不免除、不抵销任何一方在暂停前的责任。暂停期间各自产生的任何损失均由各方自行承担，任何一方放弃就项目暂停期间自身产生的损失，放弃并免除向另一方主张任何形式的权利、索赔、请求、诉讼或追偿，但本补充协议1.1~1.7条中列明的除外情形不在此限。
The Parties mutually agree that the suspension of the Original Agreement shall not release or set-off any liability of either Party incurred prior to the suspension. Any losses incurred by each Party during the suspension period shall be borne solely by such Party. Each Party waives and releases the other Party from any rights, claims, demands, actions or recoveries of any kind arising from its own losses during the suspension period, except for the exclusions set forth in Section 1.1 to 1.7 of this Supplemental Agreement.
1.9双方一致同意，若GX拟继续原协议，应以结清本补充协议第1.5条约定的到期未付款项为先决条件，具体方案双方届时将另行协商。若双方继续原协议，合作伙伴有权根据届时的市场环境、技术标准变化、人力及物料成本波动等实际情况，调整原协议项下的相关里程碑节点。
The Parties mutually agree that if GX intends to resume the Original Agreement, the settlement of the Overdue Amount set forth in Section 1.5 of this Supplemental Agreement shall be a condition precedent. The specific plan shall be separately negotiated by the Parties at that time. If the Parties resume the Original Agreement, the Partner shall have the right to adjust the relevant milestone schedules under the Original Agreement based on the then-prevailing market environment, changes in technical standards, fluctuations in labor and material costs, and other actual circumstances.
2.费用与开支Fees and Expenses

本补充协议每一方应自行承担其因本补充协议及本补充协议所拟议事项之完成而发生的全部费用与开支（包括律师费）。
Each Party to this Supplemental Agreement shall bear its own fees and expenses (including legal fees) incurred in connection with this Supplemental Agreement and the consummation of the transactions contemplated hereby.
3.陈述与保证Representations and Warranties
每一方均向另一方陈述并保证，其签署并履行本补充协议已获正式授权，系其有效且具约束力的行为，且其签署人已经获得正式授权，可代表该方签署本补充协议。
Each Party represents and warrants to the other Party that its execution and performance of this Supplemental Agreement have been duly authorized, constitute its valid and binding act, and that its signatory has been duly authorized to execute this Supplemental Agreement on its behalf.
4.保密Confidentiality
4.1双方同意，本补充协议的内容以及与项目暂停相关的任何信息，均属保密信息。 “保密信息”是指由一方或代表一方（“披露方”）向另一方（“接收方”）提供的披露方及其关联方的所有非公开、保密或专有的信息和材料，包括但不限于任何上述各项的初稿、复制件、概要和摘录，和/或因本补充协议和/或与本补充协议有关而以其他方式产生的所有非公开、保密或专有的信息和材料，无论是口头披露的还是通过书面形式、电子形式或其他形式或媒体披露或获取的，也不论是否有该等标注，包括商业秘密。保密信息不包括以下任何信息：（1）非因接收方违反本补充协议而为或成为公众普遍可获得的信息（可识别个人身份的信息除外，该等信息应仍为保密信息）；（2）接收方在非保密的情况下从法律或合同未限制其披露该等信息的第三方处获得的信息；或（3）接收方有书面证据证实其在本补充协议项下披露日期之前就已合法占有的信息。双方进一步约定，本补充协议的条款和存在应被视为保密信息。双方确认，在本补充协议中，合作伙伴的保密信息应包含合作伙伴直接委托供应商的保密信息。
Both Parties agree that the contents of this Supplemental Agreement and any information related to the suspension of the project shall be considered confidential information. “Confidential Information” means all non-public, confidential or proprietary information and materials of Disclosing Party and its Affiliates furnished by or on behalf of one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), including but not limited to all drafts, copies, summaries, and extracts of any of the foregoing, and/or otherwise arising from and/or in connection with this Supplemental Agreement, whether disclosed orally or disclosed or accessed in written, electronic, or other form or media, and whether or not marked as such, including trade secrets. Confidential Information shall not include any information that: (a) is or becomes generally available to the public other than as a result of Receiving Party’s breach of this Supplemental Agreement (except for personally identifiable information which shall remain Confidential Information); (b) is obtained by Receiving Party on a non-confidential basis from a third-party that was not legally or contractually restricted from disclosing such information; or (c) Receiving Party establishes by documentary evidence, was lawfully in Receiving Party’s possession prior to the date of disclosure hereunder. It is further contemplated that the terms and existence of this Supplemental Agreement shall be treated as Confidential Information. Both Parties acknowledge that the Confidential Information of the Partner shall include the Confidential Information of the Partner's Directly Appointed Supplier in this Supplemental Agreement.
4.2受限使用。所有保密信息始终都是且仍是披露方的财产。接收方应将该等保密信息仅用于（在必要的范围内）履行其在本补充协议和任何适用的工作说明项下的义务。在披露方请求后或本补充协议终止后（以较早者为准），接收方应立即归还包含保密信息的所有文件和其他资料。但GX可保留已交付的交付物，GX仍应按本补充协议约定对交付物中包含的合作伙伴的保密信息（如有）承担保密义务。
Restricted Use. All Confidential Information is and shall remain the property of Disclosing Party at all times. Receiving Party shall use such Confidential Information only to the extent necessary to fulfill its obligations under this Supplemental Agreement and any applicable SOW. Upon Disclosing Party’s request or the termination of this Supplemental Agreement, whichever is earlier, Receiving Party shall promptly return all documents and other materials containing Confidential Information, except that GX may retain the delivered Deliverables, provided that, GX shall still assume the confidentiality obligation of the other Party's Confidential Information contained in the Deliverables（if any） as agreed herein.
4.3不披露。接收方和接收方代表同意并承认：其不享有保密信息的所有权，且不得向任何人或实体披露、传达或公布该等保密信息的性质或内容，也不得使用（经披露方书面授权的除外）其（或接收方的任何代表）从披露方处和/或因本补充协议而制作、接收、获取或获得的任何保密信息。接收方应采取（并促使接收方代表采取）所有必要措施，确保保密信息得到安全维护，包括促使所有接收方代表在经允许披露任何该等保密信息之前签署有关本协议所载保密信息的保密协议，其中条款的限制程度不低于本第4.3条中所载的限制性条款。如果接收方（或任何接收方代表）依法须披露任何保密信息，接收方应：(1)在适用法律允许的范围内，立即通知披露方任何此类披露要求；(2)采取披露方合理要求的措施以规避或限缩此类披露；以及 (3) 仅披露足以满足依法要求的最少量的保密信息。
Nondisclosure. Receiving Party and Receiving Party’s Representatives agree and acknowledge that it shall have no proprietary interest in the Confidential Information and shall not disclose, communicate nor publish the nature or content of such Confidential Information to any person or entity, nor use, except as authorized in writing by Disclosing Party, any of the Confidential Information it (or any of the Receiving Party’s Representatives) produces, receives, acquires or obtains from the Disclosing Party and/or as a result of or arising from this Supplemental Agreement. The Receiving Party shall take (and cause the Receiving Party’s Representatives to take) all necessary steps to ensure that the Confidential Information is securely maintained, including by causing all Receiving Party’s Representatives to sign a non-disclosure agreement regarding the Confidential Information herein with no less restrictive terms than the ones contained in this Section 4.3 before the permissible disclosure of any such Confidential Information. In the event the Receiving Party (or any of the Receiving Party’s Representatives) becomes legally compelled to disclose any of the Confidential Information, Receiving Party shall (1) immediately notify the Disclosing Party of any such disclosure requirement to the extent permitted by applicable law; (2) take the measures reasonably requested by the Disclosing Party to avoid or limit such disclosure;

and (3) disclose only the minimum amount of Confidential Information necessary to satisfy the legal requirement..
4.4救济。接收方同意：任何违反或可能违反本第4条规定的情形不仅可能会给披露方造成经济损害，还可能会对其造成不可挽回的损害，而金钱赔偿将无法充分补偿损失。因此，除了本补充协议或适用法律项下规定的任何其他权利或救济以外，披露方还有权就任何可能违反或实际违反本第4条规定的情形向具有适当管辖权的任何法院寻求禁令性救济，而无需提供损失证明或担保。根据法律寻求任何救济不应被视为对救济的选择。
Remedies. Receiving Party agrees that any breach or threatened breach of this Section 4 could cause not only financial harm, but also irreparable harm, to Disclosing Party, and that money damages will not provide an adequate remedy. As such, in addition to any other rights or remedies provided hereunder or by applicable Law, Disclosing Party shall be entitled to seek injunctive relief in any court of law with appropriate jurisdiction for any threatened or actual breach of this Section 4, without proof of damages or the need to post security. Pursuit of any remedy at law shall not be deemed as an election of remedies.
5.名称和信息披露Name and Information Disclosure
5.1未经合作伙伴事先书面同意，GX不得以明示或暗示的方式，将合作伙伴直接委托供应商（对于非合作伙伴直接委托供应商，双方通过每周周会形式确定；紧急情况，双方随时确定）的名称、标识、项目内容或其他信息，用于任何商业宣传、融资或其他公开活动中。GX应确保其关联方同样遵守本条限制，并应将本条款项下的保密义务告知其任何合作方。如GX故意违反本条款，合作伙伴有权单方面解除本补充协议，而无需承担任何责任。
Without the Partner's prior written consent, GX shall not, expressly or implicitly, use the name, logo, project content, or other information of the Partner's Directly Appointed Supplier for any commercial publicity, financing, or other public activities（Non-Partner's Directly Appointed Supplier shall be jointly confirmed by both Parties through weekly meetings; in urgent cases, both Parties shall confirm at any time as needed). GX shall ensure that its affiliates also comply with the restrictions of this section and shall inform any of its collaborators of the confidentiality obligations hereunder. If GX intentionally breaches this Clause, the Partner shall have the right to unilaterally terminate this Supplemental Agreement without incurring any liability.
5.2尽管本补充协议有其他约定，在符合以下条件的前提下，合作伙伴特此同意GX可进行下述披露，无需合作伙伴事先书面同意：（1）GX可对合作车型本身进行发布、宣传及展示，但不得披露合作伙伴直接委托供应商及双方确定不得披露的非合作伙伴直接委托供应商的名称与标识。若第三方报道提及合作伙伴直接委托供应商或双方确定不得披露的非合作伙伴直接委托供应商名称，GX不做任何官方回复或确认；（2）GX可对外提及与合作伙伴直接委托供应商在技术合作、工程服务和产品采购等领域的合作项目，但不得披露合作伙伴直接委托供应商及双方确定不得披露的非合作伙伴直接委托供应商的名称与标识；（3）为融资目的，GX可在与其投资人签署有效的保密协议的前提下，与之沟通本补充协议项下合作项目内容，但在提供给投资人的任何文件中，均不得出现合作伙伴直接委托供应商及双方确定不得披露的非合作伙伴直接委托供应商的名称和标识。
Notwithstanding anything to the contrary in this Supplemental Agreement, and subject to the following conditions, the Partner hereby agrees that GX may make the following disclosures, without the Partner's prior written consent: (1) GX may publish, promote, and display the Cooperative Model itself, but shall not disclose the name or logo of the Partner's Directly Appointed Supplier and Non-Partner's Directly Appointed Supplier whose identity shall not be disclosed as agreed by both Parties. If any third-party report mentions the name of the Partner's Directly Appointed Supplier or Non-Partner's Directly Appointed Supplier whose identity shall not be disclosed as agreed by both Parties, GX shall not make any official response or confirmation; (2) GX may externally refer to cooperation projects with the Partner's Directly Appointed Supplier in areas such as technical cooperation, engineering services, and product procurement, but shall not disclose the name or logo of the Partner's Directly Appointed Supplier and Non-Partner's Directly Appointed Supplier whose identity shall not be disclosed as agreed by both Parties; and (3) For financing purposes, GX may communicate the content of the cooperation project under this Supplemental Agreement with its investors, provided that GX has entered into an effective confidentiality agreement with such investors.

However, the name and logo of the Partner's Directly Appointed Supplier and Non-Partner's Directly Appointed Supplier whose identity shall not be disclosed as agreed by both Parties shall not appear in any documents provided to such investors.
5.3原协议暂停期间，GX承诺不得绕过合作伙伴，私自联络合作伙伴直接委托供应商就本项目相关事宜进行洽谈。双方确认本条约定系本补充协议的核心对价之一。
During the suspension period of the Original Agreements, GX undertakes that it shall not bypass the Partner and privately contact the Partner's Directly Appointed Supplier to negotiate matters relating to this Project. The Parties confirm that this provision constitutes one of the core considerations of this Supplemental Agreement.
6.适用法律与争议解决Governing Law and Dispute Resolution
6.1本补充协议的订立、效力、解释、履行及争议的解决均受中华人民共和国法律（为本协议之目的，不包括香港特别行政区、澳门特别行政区及台湾地区法律）管辖并按其解释。
The formation, validity, interpretation, performance and dispute resolution of this Supplemental Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China (for the purpose of this Supplemental Agreement, excluding the laws of the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Taiwan region).
6.2双方确认并同意，原协议项下已发生但未完全解决的责任、争议或主张，以及原协议项下与本补充协议内容存在关联的争议，均统一适用本补充协议第6条约定的争议解决方式。
The Parties confirm and agree that any liabilities, disputes or claims that have arisen but have not been fully resolved under the Original Agreements, as well as any disputes under the Original Agreement that are related to the subject matter of this Supplemental Agreement, shall be uniformly resolved by the dispute resolution method set forth in Section 6 of this Supplemental Agreement.
6.3凡因本补充协议引起的或与之相关的任何争议，双方应首先通过友好协商解决。自一方发出书面协商请求之日起六十（60）日内，若双方未能达成一致，任何一方均

有权提交仲裁。若协商未果，上述争议应提交香港国际仲裁中心（HKIAC），根据提交仲裁通知时有效的《香港国际仲裁中心机构仲裁规则》在香港进行最终解决。仲裁庭应由三（3）名仲裁员组成。双方应各自指定一（1）名仲裁员，第三名仲裁员（即首席仲裁员）由前两名仲裁员共同指定；若前两名仲裁员在第二名仲裁员被指定后二十（20）日内未能就首席仲裁员人选达成一致，则由香港国际仲裁中心指定。仲裁程序应以英文进行。双方在此明确同意，在法律允许的最大范围内，排除并放弃向任何具有管辖权的法院寻求临时禁令、财产保全或其他临时救济措施的权利。仲裁裁决是终局的，对双方均有法律约束力。
Any dispute arising out of or in connection with this Supplemental Agreement shall first be resolved through friendly negotiations between the Parties. If the Parties fail to reach an agreement within sixty (60) days from the date a Party delivers a written negotiation request, either Party shall have the right to submit the dispute to arbitration. If negotiations fail, the dispute shall be finally resolved by submitting it to the Hong Kong International Arbitration Centre (HKIAC) in Hong Kong in accordance with the HKIAC Administered Arbitration Rules in effect at the time of the submission of the notice of arbitration. The arbitral tribunal shall consist of three (3) arbitrators. Each party shall appoint one (1) arbitrator, and the third arbitrator (acting as the presiding arbitrator) shall be jointly appointed by the first two arbitrators; if the first two arbitrators fail to agree on the presiding arbitrator within twenty (20) days after the appointment of the second arbitrator, the presiding arbitrator shall be appointed by HKIAC. The arbitration proceedings shall be conducted in English. The Parties hereby expressly agree that, to the fullest extent permitted by law, they waive and exclude any right to seek interim injunctions, asset preservation or other interim measures of relief from any court of competent jurisdiction. The arbitral award shall be final and binding upon both Parties.
7.语言Language
本补充协议以中英文两种文本签署，两种语言文本具有同等法律效力。如中英文文本不一致，以中文文本为准。

This Supplemental Agreement is executed in both Chinese and English, with equal legal effect. In the event of any inconsistency between the Chinese and English versions, the Chinese version shall prevail.
8.完整协议与修改Entire Agreement and Amendment
8.1本补充协议构成双方就本协议标的之完整协议，并取代双方此前就本补充协议事项达成的任何书面、口头、电子或其他形式之协议或沟通。对本补充协议之任何变更、修改、增补或删减，须经双方授权代表书面签署方为有效。每一方均已就本补充协议及其项下权利义务获得独立法律顾问之意见。双方确认并同意，其并未依赖对方或对方雇员、代理人、代表或律师就本补充协议所作之任何陈述或声明，除非该等陈述已明确载于本补充协议。
This Supplemental Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or communications, whether written, oral, electronic or in any other form, between the Parties relating to the matters set forth herein. Any change, amendment, addition or deletion to this Supplemental Agreement shall be effective only if made in writing and signed by the authorized representatives of both Parties. Each party has obtained the advice of independent legal counsel with respect to this Supplemental Agreement and the rights and obligations hereunder. The Parties confirm and agree that they have not relied upon any representation or statement made by the other Party or its employees, agents, representatives or attorneys with respect to this Supplemental Agreement, unless such representation or statement is expressly set forth in this Supplemental Agreement.
8.2本补充协议构成原协议的不可分割组成部分。若原协议与本补充协议内容有任何不一致、冲突或相互抵触之处，以本补充协议约定为准。
This Supplemental Agreement constitutes an integral and inseparable part of the Original Agreement. In the event of any inconsistency, conflict or discrepancy between the Original Agreement and this Supplemental Agreement, the provisions of this Supplemental Agreement shall prevail.

8.3本补充协议自双方授权代表签字并加盖公章（如适用）之日起生效。本补充协议有效期自生效日至2026年12月31日。若本补充协议有效期内双方未达成继续原协议，原协议应自动终止，且双方应根据原协议附件2《Super One车型面向量产工程服务协议项下合作车型开发报价单》第2条第3款第4项结算。
This Supplemental Agreement shall become effective as of the date when it is executed by the authorized representatives of both Parties and affixed with the seals (if applicable). The term of this Supplemental Agreement shall commence on the effective date and expire on December 31, 2026. If the Parties fail to reach an agreement to resume performance of the Original Agreement within the term of this Supplemental Agreement, the Original Agreement shall automatically terminate, and the Parties shall settle in accordance with Section II.3.4) of Appendix 2 Quotation Agreement for Cooperative Model Development of Super One Model Mass Production-Oriented Engineering Services Agreement under the Original Agreements.
8.4本补充协议签署四份正本，每一方应持有两份正本。本补充协议传真件、扫描件与原件具有相同法律效力。
This Supplemental Agreement shall be executed in four (4) originals, with each party holding two (2) originals. Facsimile copies and scanned copies of this Supplemental Agreement shall have the same legal effect as the originals.

以下无正文，为签署页 Intentionally Left Blank, Signature Page

本补充协议由双方正式授权代表签署，以资证明。
IN WITNESS WHEREOF, the Parties have executed this LOI by their duly authorized representatives as of the Effective Date.

河北寰宙汽车销售有限公司	GlobeX AI Hong Kong Holding Limited
By/签署：	By/签署：
Print Name/印刷体姓名：武林WU Lin	Print Name/印刷体姓名：马骁 MA Xiao
Title/职务: 法定代表人 Legal Representative	Title/职务：首席执行官 Chief Executive Officer
Date/时间：2026年4月30日 April 30, 2026	Date/时间：2026年4月30日 April 30, 2026